U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 20, 2012

Liberty Gold Corp.

(Exact name of Registrant as specified in its charter)

Delaware	333-16135	80-0372385
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

2415 East Camelback Road, Suite 700, Phoenix, AZ 85016

 (Address of principal executive offices) (Zip Code )

602-553-1190

(Registrant’s Telephone Number, Including Area Code)

NA

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 20, 2012, the Registrant executed a letter agreement (the “Option Letter”) with Endurance Gold Corporation and Endurance Resources (collectively “Endurance”) with respect to the Registrant acquiring a conditional option to acquire a 60% joint venture interest in 14 State of Alaska mineral claims consisting of a total of approximately 2,218 acres and numbered ADL703865 through ADL703878 inclusive in the Livengood Area of Alaska (the “Claims”).  The Option Letter requires the Registrant to expend at least $600,000 on the Claims prior to December 31, 2014, with $150,000 to be spent in calendar 2012.  In addition the Registrant is required to pay $85,000 to Endurance in installments through December 31, 2014.  The Option Letter contemplates that the parties will execute a formal option agreement by June 30, 2012.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired

Not Applicable

(b)

Pro-Forma Financial Information

Not Applicable.

(c)

Exhibits

Exhibit No.

Description

10.1

Option Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberty Gold Corp.

Lynn Harrison

By:  /s/ Lynn Harrison, CEO

Dated:

May 22, 2012